Exhibit 10.1

EXECUTION VERSION

OAKS MORTGAGE TRUST SERIES 2015-1

MORTGAGE PASS-THROUGH CERTIFICATES

MORTGAGE LOAN PURCHASE AND SALE AGREEMENT

Between

FIVE OAKS ACQUISITION CORP.

and

OAKS FUNDING LLC

dated as of April 30, 2015

-i-

MORTGAGE LOAN PURCHASE AND SALE AGREEMENT

This Mortgage Loan Purchase and Sale Agreement (the “Agreement”) is made as of April 30, 2015, by and between Five Oaks Acquisition Corp., a Delaware corporation (“Five Oaks” or the “Seller”), Oaks Funding LLC, a Delaware limited liability company (the “Depositor”). Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of April 1, 2015 (the “Pooling and Servicing Agreement”) among the Depositor, Christiana Trust, a division of Wilmington Savings Fund Society, FSB as trustee (the “Trustee”), and Wells Fargo Bank, N.A. as master servicer and securities administrator.

WHEREAS, the parties hereto desire to provide for the purchase and sale of the Mortgage Loans identified on Schedule A hereto (the “Mortgage Loans”) on the date hereof (the “Closing Date”) in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the parties in consideration of good and valuable and fair consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, hereby agree as follows:

Section 1.  Representations and Warranties of the Depositor. The Depositor hereby represents, warrants and agrees for the benefit of the other party that:

(a)          Authorization. The execution, delivery and performance of this Agreement by it are within its respective powers and have been duly authorized by all necessary action on its part.

(b)          No Conflict. The execution, delivery and performance of this Agreement will not violate or conflict with (i) its charter or bylaws, (ii) any resolution or other corporate action by it, or (iii) any decisions, statutes, ordinances, rulings, directions, rules, regulations, orders, writs, decrees, injunctions, permits, certificates or other requirements of any court or other governmental or public authority in any way applicable to or binding upon it, and will not result in or require the creation, except as provided in or contemplated by this Agreement, of any lien, mortgage, pledge, security interest, charge or encumbrance of any kind upon the Mortgage Loans.

(c)          Binding Obligation. This Agreement has been duly executed by it and is its legally valid and binding obligation, enforceable against it in accordance with this Agreement’s terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity.

Section 2.  Representations and Warranties of Five Oaks. Five Oaks hereby represents, warrants and agrees that:

(a)          Authorization. The execution, delivery and performance of this Agreement by it are within its respective powers and have been duly authorized by all necessary action on its part.

(b)          No Conflict. The execution, delivery and performance of this Agreement will not violate or conflict with (i) its charter or bylaws, (ii) any resolution or other corporate action by it, or (iii) any decisions, statutes, ordinances, rulings, directions, rules, regulations, orders, writs, decrees, injunctions, permits, certificates or other requirements of any court or other governmental or public authority in any way applicable to or binding upon it, and will not result in or require the creation, except as provided in or contemplated by this Agreement, of any lien, mortgage, pledge, security interest, charge or encumbrance of any kind upon the Mortgage Loans.

(c)          Binding Obligation. This Agreement has been duly executed by it and is its legally valid and binding obligation, enforceable against it in accordance with this Agreement’s terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity.

(d)          No Consent. The execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made.

(e)          No Litigation. There is no action, suit, proceeding, or inquiry before or by any court or governmental body now pending or threatened against the Seller which, either individually or collectively, would prevent the Seller from entering into this Agreement or that would have a material adverse effect on its ability to perform its obligations under this Agreement.

(f)           No Material Default. It is not in default under any agreement, contract or instrument to which it is a party or to which it or its asset are bound, unless such default would not materially and adversely affect its ability to perform under the purchase agreement and no event has occurred that, with notice or lapse of time or both would constitute a default, under, or a breach of, any such contract, agreement or other instrument which violation, breach or default would materially and adversely affect its ability to perform its obligations under this Agreement.

(g)          Sale Treatment. The Seller will treat the conveyance of the Mortgage Loans under this Agreement as a sale for tax and accounting purposes.

(h)          Solvency. The Seller is solvent and will not become insolvent as a result of the sale of the Mortgage Loans. The Seller is not selling the Mortgage Loans with the intent to hinder, delay or defraud any of the Seller’s creditors.

(i)           No Broker. The Seller has not dealt with any broker, investment banker, agent, or any other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans.

(j)           No Judgments or Tax Liens.   The Seller is not aware of any judgment or tax lien filing against itself.

Section 3.  Representations, Warranties and Agreements of Five Oaks with respect to the Mortgage Loans.

Five Oaks represents and warrants to, and agrees with, the Depositor that Five Oaks shall cure the breach, or repurchase or substitute for any Mortgage Loan as to which there has been an uncured breach of a representation or warranty restated by an Originator to the Trustee pursuant to the related AAR Agreement that materially and adversely affects the value of such Mortgage Loan or the interest of the Issuing Entity in such Mortgage Loan, but only if each of the following conditions is met: (i) the related Originator fails to cure such breach or repurchase or substitute for such Mortgage Loan after a valid demand has been made and remains unresolved and (ii) the related Originator is subject to a bankruptcy or insolvency proceeding or such Originator is no longer in existence. In addition, with respect to a breach of a representation or warranty restated by an Originator that materially and adversely affects the value of a Mortgage Loan or the interest of the Issuing Entity in such Mortgage Loan, Five Oaks hereby agrees to cure the breach, or repurchase or substitute for any such Mortgage Loan when a representation and warranty restated by the related Originator to the Trustee was true and correct as of the date that the related Originator is restating the representations and warranties to the Trustee (if such date is prior to the Closing Date), but not true and correct as of the Closing Date. In any AAR Agreement where the related Originator restated representations and warranties to the Trustee as of the Closing Date, the Seller shall not have the obligations described in the prior sentence with respect to such restated representations and warranties.

Any exceptions identified at the time Five Oaks purchased a Mortgage Loan from an Originator or other third party shall not be considered a breach of the underwriting guidelines representation and warranty provided that such exceptions and the related compensating factors are accurately described in the exhibit to the related purchase price and terms letter, trade confirmation or other document that identifies the exceptions at the time of such purchase by Five Oaks.

In addition, in no event shall any obligation which the Seller may have to cure, repurchase or substitute for any Mortgage Loans for which there has been a breach of any representation and warranty survive (to the extent such obligation has not expired earlier) beyond the earlier of (a) the termination of the Trust Fund and (b) the payment of all amounts due on the related Mortgage Loan.

Any substitution must be done within two years of the Closing Date.

Five Oaks hereby represents and warrants to, and agrees with, the Depositor that (i) on the Closing Date, Five Oaks will have good, valid and marketable title to the Mortgage Loans, in each case free and clear of all liens, mortgages, deeds of trust, pledges, security interests, charges, encumbrances or other claims and (ii) upon transfer to the Depositor, the Depositor will receive good, valid and marketable title to all of the Mortgage Loans, in each case free and clear of any liens, mortgages, deeds of trust, pledges, security interests, charges, encumbrances or other claims.

Five Oaks hereby represents and warrants for the benefit of the Depositor and the Trustee that: (i) this Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Mortgage Loans in favor of the Depositor, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from Five Oaks; (ii) the Mortgage Notes constitute “instruments” within the meaning of the applicable UCC; (iii) Five Oaks, immediately prior to its transfer of Mortgage Loans under this Agreement, will own and have good, valid and marketable title to the Mortgage Loans free and clear of any Lien, claim or encumbrance of any Person; (iv) Five Oaks has received all consents and approvals required by the terms of the Mortgage Loans to the sale of the Mortgage Loans hereunder to the Depositor; (v) all original executed copies of each Mortgage Note that constitute or evidence the Mortgage Loans have been delivered to the Custodian (as assignee of the Depositor); (vi) Five Oaks has received a written acknowledgment from the Custodian that the Custodian is holding the Mortgage Notes that constitute or evidence the Mortgage Loans solely on behalf and for the benefit of the Depositor or its assignee; (vii) other than the security interest granted to the Depositor pursuant to this Agreement and security interests (if any) granted to lenders which will be automatically released on the Closing Date, Five Oaks has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Loans; Five Oaks has not authorized the filing of and is not aware of any financing statements against it that include a description of collateral covering the Mortgage Loans other than any financing statement relating to the security interest granted to the Depositor hereunder or that will be automatically released upon the sale to the Depositor; (viii) Five Oaks is not aware of any judgment or tax lien filing against itself; and (ix) none of the Mortgage Notes that constitute or evidence the Mortgage Loans have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Depositor.

In the event of any cure, repurchase or substitution obligations of Five Oaks specified in this Section 3, Five Oaks will cure the breach, or repurchase or substitute for such Mortgage Loan pursuant to Section 2.04 of the Pooling and Servicing Agreement, this Section 3 and Section 4 below and in accordance with the timing requirements set forth in this Section 3 and Section 2.04 and Section 2.05 of the Pooling and Servicing Agreement.

Solely to the extent Five Oaks is specifically required to correct or cure a breach pursuant to this Section 3, Five Oaks shall cure or cause the cure of such breach within 90 days from the earlier of the date that Five Oaks discovered or was notified of such breach, and if Five Oaks does not cure or cause the cure of such breach in all material respects during such period, Five Oaks shall repurchase at the related Repurchase Price set forth in the Pooling and Servicing Agreement, or substitute for, that Mortgage Loan from the Trust Fund on or prior to the Determination Date following the expiration of such 90-day period; provided, however, that, in connection with any such breach that could not reasonably have been cured within such 90-day period, Five Oaks shall repurchase or substitute the Mortgage Loan no later than 120 days after its discovery or notice of such breach, and provided further, that, if such breach would cause the Mortgage Loan to be other than a “qualified mortgage” (as defined in the Code), then notwithstanding the previous provisions of this paragraph, Five Oaks shall repurchase or substitute the Defective Mortgage Loan within 60 days from the date the defect was discovered.

Section 4. Arbitration with respect to Remedies by Five Oaks.

(a)          Five Oaks and the Depositor agree that the resolution of any controversy or claim arising out of or relating to an obligation or alleged obligation of Five Oaks to cure, repurchase or substitute a Mortgage Loan or Mortgage Loans pursuant to Section 3 above shall be by Arbitration administered by the American Arbitration Association. If any such controversy or claim has not been resolved to the satisfaction of both Five Oaks and the Depositor, either party may commence Arbitration to resolve the dispute; provided that a party may commence Arbitration with respect to one or more unresolved allegations only during the months of January, April, July and October, and all matters with respect to which Arbitration has been commenced in any such month shall be heard in a single Arbitration in the immediately following month or as soon as practicable thereafter; and provided further that if any Arbitration arising out of or relating to an obligation or alleged obligation of an Originator to repurchase a Mortgage Loan relating to the same representation and warranty has commenced and is continuing, then such Arbitration shall be joined with the Arbitration commenced hereunder.

(b)          To commence Arbitration, the moving party shall deliver written notice to the other party that it has elected to pursue Arbitration in accordance with this Section 4, provided that if Five Oaks has not responded to the Depositor's notification of a breach of a representation and warranty, the Depositor shall not commence Arbitration with respect to that breach before 60 days following delivery of such notice in order to provide Five Oaks with an opportunity to respond to such notification. Within 10 Business Days after a party has provided notice that it has elected to pursue Arbitration, each party may submit the names of one or more proposed Arbitrators to the other party in writing. If the parties have not agreed on the selection of an Arbitrator within 5 Business Days after the first such submission, then the party commencing Arbitration shall, within the next 5 Business Days, notify the American Arbitration Association in New York, New York and request that it appoint a single Arbitrator with experience in arbitrating disputes arising in the financial services industry.

(c)          It is the intention of the parties that Arbitration shall be conducted in as efficient and cost-effective a manner as is reasonably practicable, without the burden of discovery. Accordingly, the Arbitrator will resolve the dispute on the basis of a review of the written correspondence between the parties (including any supporting materials attached to such correspondence) conveyed by the parties to each other in connection with the dispute prior to the delivery of notice to commence Arbitration; however, upon a showing of good cause, a party may request the Arbitrator to direct the production of such additional information, evidence and/or documentation from the parties that the Arbitrator deems appropriate. If requested by the Arbitrator or any party, any hearing with respect to an Arbitration shall be conducted by video conference or teleconference, except upon the agreement of both parties or the request of the Arbitrator.

(d)          The finding of the Arbitrator shall be final and binding upon the parties. Judgment upon any arbitration award rendered may be entered and enforced in any court of competent jurisdiction. The costs of the Arbitrator shall be shared equally between both parties. Each party, however, shall bear its own attorneys’ fees and costs in connection with the Arbitration.

(e)          The following capitalized terms shall have the meaning specified below:

Arbitration: Arbitration in accordance with the then governing Commercial Arbitration Rules of the American Arbitration Association (“AAA”) and administered by the AAA, which shall be conducted in New York, New York or other place mutually acceptable to the parties to the arbitration.

Arbitrator: A person who is not affiliated with Five Oaks, the Depositor or any Originator, who is a member of the American Arbitration Association.

Section 5. Conveyance of Mortgage Loans.

(a)          Mortgage Loans. In return for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Five Oaks, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Depositor, without recourse, all of Five Oaks’s right, title and interest in and to the Mortgage Loans (excluding the servicing rights with respect to the Mortgage Loans), including (i) the related Mortgage Documents and all principal and interest received by Five Oaks on or with respect to the Mortgage Loans after April 1, 2015 (the “Cut-off Date”) (other than Scheduled Payments due on or before such date), and all such payments due after such date but received on or prior to such date and intended by the related Mortgagors to be applied after such date, (ii) all insurance policies with respect to the Mortgage Loans and (iii) all proceeds of the foregoing.

The Depositor shall pay the purchase price for the Mortgage Loans by delivering to Five Oaks on the Closing Date immediately available funds in an amount mutually agreed upon by Five Oaks and the Depositor.

On or prior to the Closing Date, Five Oaks shall deliver or cause to be delivered to the Depositor or, at the Depositor’s direction, to the Custodian, the Custodial File and the Credit File for each Mortgage Loan in the manner set forth in Section 2 of the Custodial Agreement.

(b)          Limited Remedies. The Depositor acknowledges and agrees that it shall have no recourse to Five Oaks with respect to any Defective Mortgage Loan except as provided in Sections 3 and 4 and that the Depositor’s remedies with respect to any other Defective Mortgage Loans shall be exercised by the Trustee with respect to the Originator of such Defective Mortgage Loan as set forth in the related AAR Agreement.

Section 6.  Intention of Parties. The conveyance of the Mortgage Loans and all other property hereunder by Five Oaks as contemplated hereby is absolute and is intended by the parties to constitute a sale of the Mortgage Loans and such other property by Five Oaks to the Depositor. It is, further, not intended that such conveyance be the grant of a security interest to secure a loan or other obligation. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans and the other property described in Section 5 are held to be the property of Five Oaks, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans and such other property, then this Agreement shall constitute a security agreement, and the conveyance provided for in Section 5 shall be deemed to be a grant by Five Oaks to the Depositor of, and Five Oaks hereby grants to the Depositor, to secure all of Five Oaks’s obligations hereunder, a security interest in all of Five Oaks’s right, title and interest, whether now owned or hereafter acquired, in and to (i) the Mortgage Loans (excluding the servicing rights with respect to the Mortgage Loans), including the Mortgage Notes, the Mortgages, and the right to all payments of principal and interest received on or with respect to the Mortgage Loans after the Cut-off Date (other than Scheduled Payments due on or before such date), and all such payments due after such date but received on or prior to such date and intended by the related Mortgagors to be applied after such date, (ii) all of Five Oaks’s right, title and interest, if any, in and to all amounts from time to time credited to and the proceeds of any Custodial Accounts or any Escrow Account established with respect to the Mortgage Loans, (iii) all of Five Oaks’s right, title and interest, if any, in REO Property and the proceeds thereof, (iv) all of Five Oaks’s rights under any Insurance Policies related to the Mortgage Loans, (v) Five Oaks’s security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties and (vi) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid assets, including, without limitation, all Insurance Proceeds, Liquidation Proceeds and condemnation awards.

Five Oaks and the Depositor shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Five Oaks shall arrange for filing any Uniform Commercial Code financing statements and continuation statements in connection with such security interest.

Section 7. Termination.

Notwithstanding any termination of this Agreement or the completion of all sales contemplated hereby, the representations, warranties and agreements in Sections 1, 2 and 3 hereof shall survive and remain in full force and effect.

Section 8. Miscellaneous.

(a)          Amendments, Etc. No rescission, modification, amendment, supplement or change of this Agreement shall be valid or effective unless in writing and signed by all of the parties to this Agreement. No amendment of this Agreement may modify or waive the representations, warranties and agreements set forth in Sections 1, 2 and 3 hereof.

(b)          Binding Upon Successors, Etc. This Agreement shall bind and inure to the benefit of and be enforceable by Five Oaks and the Depositor, and the respective successors and assigns thereof. The parties hereto acknowledge that the Depositor is acquiring the Mortgage Loans for the purpose of selling, transferring, assigning, setting over and otherwise conveying them to the Trustee, pursuant to the Pooling and Servicing Agreement. Five Oaks acknowledges and consents to the assignment to the Trustee by the Depositor of all of the Depositor’s rights against Five Oaks hereunder in respect of the Mortgage Loans sold to the Depositor and that the enforcement or exercise of any right or remedy against Five Oaks hereunder by the Trustee or to the extent permitted under Article II of the Pooling and Servicing Agreement shall have the same force and effect as if enforced and exercised by the Depositor directly.

(c)          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(d)          Governing Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of New York notwithstanding any law, rule, regulation, or other conflict-of-law provisions to the contrary.

(e)          Headings. The headings of the several parts of this Agreement are inserted for convenience of reference and are not intended to be a part of or affect the meaning or interpretation of this Agreement.

(f)           Definitions. Capitalized terms not otherwise defined herein have the meanings ascribed to such terms in the Pooling and Servicing Agreement as in effect on the date of execution hereof.

(g)          Nonpetition Covenant. Until one year plus one day shall have elapsed since the termination of the Pooling and Servicing Agreement in accordance with its terms, Five Oaks shall not petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor.

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IN WITNESS WHEREOF, each party has caused this Mortgage Loan Purchase and Sale Agreement to be executed by its duly authorized officer or officers as of the day and year first above written.

FIVE OAKS ACQUISITION CORP.

By:	/s/ Darren Comisso

Name: Darren Comisso

Title: EVP

OAKS FUNDING LLC

By:	/s/ Darren Comisso

Name: Darren Comisso

Title: President

SCHEDULE A

MORTGAGE LOAN SCHEDULE

Schedule A-1